April 17, 2001                                                                                              Page 1 of 27
                                                    FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 1st day of May 2001 (the "Agreement") by and among American Skandia Life Assurance
Corporation, organized under the laws of the State of Connecticut ("Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each separate account referred to as the
"Separate Account" and collectively as the "Separate Accounts"); The Prudential Series Fund, Inc., an open-end management investment company organized under the laws of the State of Maryland ("Fund"); Prudential Investments Fund Management LLC, a
limited liability corporation organized under the laws of the State of Delaware and investment adviser to the Fund ("Adviser");
and Prudential Investment Management Services LLC, a limited liability corporation organized under the laws of the State of
Delaware and principal underwriter/distributor of the Trust ("Distributor").

WHEREAS, the Fund engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies that have entered into participation agreements substantially similar to this Agreement ("Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a " Portfolio " and collectively, the " Portfolios"); and

WHEREAS, the Company, as depositor, has established the Separate Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A
("Contracts"); and

WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the
Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the
Portfolios named in Schedule B, as such schedule may be amended from time to time ("Designated Portfolios") on behalf of the
Separate Accounts to fund the Contracts; and

WHEREAS, the Distributor is authorized to sell such shares of the Portfolios to unit investment trusts such as the Separate
Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

                                                  ARTICLE I - SALE OF FUND SHARES
1.1.     The Distributor agrees to sell to the Company those shares of the Designated Portfolios that the Company orders on behalf of each Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the
         Company will be the designee of the Fund solely for the purpose of receiving such orders from each Separate Account and receipt by such designee will constitute receipt by the Fund, provided that the Company provides the Fund with a purchase order by 10:00 a.m. Eastern Time on the next following Business Day. "Business Day" will mean any day on which the New
         York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the
         Securities and Exchange Commission (the "Commission"). The Fund may net the redemption requests it receives from the
         Company under Section 1.3 of this Agreement against purchase orders it receives from the Company under this Section 1.1.
1.2.     The Company will transmit payment for shares of any Designated Portfolio purchased by 2:00 p.m. Eastern Time on the same
         Business Day an order to purchase such shares is provided to the Fund, in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the purchase payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.3.     The Fund agrees to redeem, upon the Company's request, any full or fractional shares of the Designated Portfolio held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee. For purposes of this Section 1.3, the Company will be the designee of the Fund solely for the purpose of receiving requests for redemption from each Separate Account and receipt by such designee will constitute receipt by the Fund, provided that the Company provides the Fund with a redemption request by 10:00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, by 2:00 p.m. Eastern Time on the Business Day the Fund receives notice of the redemption request from the Company. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under
         Section 22(e) of the Investment Company Act of 1940 (the "1940 Act"). The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds, the Company alone will be responsible for such action. If a redemption request is received by the Fund after 10:00 a.m. Eastern Time on the next following Business
         Day, such redemption request will be considered to be received on the next following Business Day and payment for redeemed shares will be made by the Fund on the next following Business Day. The Fund may net purchase orders it receives from the Company under Section 1.1 of this Agreement against the redemption requests it receives from the Company under this Section 1.3.
1.4.     The Fund agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates the net asset value of each Designated Portfolio pursuant to rules of the Commission; provided, however, that the Board of Directors of the Fund (the "Directors") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.
1.5.     The Fund and the Distributor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Designated Portfolio will be sold directly to the general public.
1.6.     The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially similar to those in Articles I, III, V, and VII and Section 2.8 of Article II of this Agreement are in effect to govern such sales.
1.7.     The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.
1.8.     Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the
         Company or to any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.
1.9.     The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such income, dividends and distributions as are payable on the Fund shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election upon prior reasonable written notice to the Fund and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10.    The Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 5:30 p.m., Eastern Time, each Business Day. If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the
         Company and the Fund shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

                                            ARTICLE II - REPRESENTATIONS AND WARRANTIES
2.1.     The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the
         "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate
         Account as a separate account under Section 38a-433 of the General Statutes of Connecticut; (iii) each Separate Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is excluded from registration thereunder, and will comply in all material respects with the provisions of the 1940 Act, to the extent applicable; and (iv) it will maintain such registration for so long as any Contracts are outstanding. The Company will amend each registration statement under the
         1933 Act for the Contracts and the registration statement under the 1940 Act for the Separate Accounts from time to time as required under applicable law in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states as applicable.
2.2.     Subject to the Fund's representations in Article III, the Company represents and warrants that the Contracts are currently and at all times will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it maintain such treatment and that it will notify the Fund and the
         Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.3.     The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.
2.4.     The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end, management investment company under the 1940 Act for as long as such shares of the
         Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required under applicable law in order to effect the continuous offering of its shares.
2.5.     The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Funds, to the extent specifically requested in writing by the Company. If the Fund cannot reasonably comply with such state insurance laws or regulations, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Separate Accounts'
         investments therein. The Fund and the Adviser agree that they will furnish the information reasonably required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.
2.6.     The Fund represents and warrants that, to the extent that it decides to finance distribution expenses pursuant to Rule
         12b-1 under the 1940 Act, the Fund undertakes to have the Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses. The Fund hereby notifies the
         Company that a plan under Rule 12b-1 has been adopted and approved by the Directors of the Fund, and that the shares of the Designated Portfolio(s) sold by the Fund are sold subject to such plan under Rule 12b-1. .
2.7.     The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.
2.8.     The Fund represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
2.9.     The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed by the Company dealing with the money and/or securities of the Separate Accounts are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts derive from activities described in this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund in the event that such coverage no longer applies.
2.10.    The Adviser represents and warrants that: (i) it is duly registered as an investment adviser under the Investment
         Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws;
         and (ii) it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.
2.11.    The Distributor represents and warrants that it: (i) is registered as a broker-dealer under the Securities and Exchange
         Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws; (ii) is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");
         (iii) serves as principal underwriter/distributor of the Fund; and (iv) will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

                                                   ARTICLE III - FUND COMPLIANCE
3.1.     The Fund, the Adviser and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) of any Designated Portfolio to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Fund, the Adviser and the Distributor further acknowledge that any failure of any Designated Portfolio may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed
         Designated Portfolio or as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure of any Designated
         Portfolio.
3.2.     The Fund represents and warrants that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that the Fund will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund will notify the Company immediately upon having a reasonable basis for believing that any Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.
3.3.     Subject to the Company's representation and warranty in Sections 2.1 and 2.2, the Fund represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the each Designated
         Portfolio will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Fund will notify the Company immediately upon having a reasonable basis for believing that any Designated Portfolio has ceased to comply with the diversification requirements or that any
         Designated Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, the Fund will take all reasonable steps to adequately diversify the affected Designated
         Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

                                        ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS; VOTING
4.1.     The Fund or the Distributor will provide the Company with as many copies of the current Fund prospectus and any supplements thereto for the Designated Portfolio(s) as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. The Fund will also provide as many copies of said prospectus as necessary for distribution to existing Contract owners.  The Fund will provide the copies of said prospectus to the
         Company or to its mailing agent for distribution.  The Company will bill the Fund or the Distributor for the reasonable cost of such distribution.  To the extent that the Designated Portfolio(s) are one or more of several Funds of the Fund, the Fund shall be obligated to provide the Company only with disclosure related to the Designated Portfolio(s).  If requested by the Company, in lieu thereof, the Fund or the Distributor will provide such documentation, including a final copy of a current prospectus set in type or camera-ready or electronic format, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together.  The Fund or the
         Distributor will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery.
4.2.     The Fund's prospectus will state that a Statement of Additional Information ("SAI") for the Fund is available, and will disclose how investors may obtain the SAI.
4.3.     The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, with respect to the Designated Portfolios, reports to shareholders/Contract owners and other communications to shareholders/
         Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners.
4.4.     If and to the extent required by law, the Company will:
         (a)      solicit voting instructions from Contract owners;
         (b)      vote the shares of the Designated Portfolios held in the Separate Account in accordance with instructions received from Contract owners; and
         (c)      vote shares of the Designated Portfolios held in the Separate Account for which no timely instructions have been received in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners,
         so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote shares of the Designated Portfolios held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Separate Accounts participating in the Fund calculate voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Order, as described in Section 7.1.
4.5      The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

                                             ARTICLE V - SALES MATERIAL AND INFORMATION
5.1.     The Company will furnish, or will cause to be furnished, to the Fund or the Distributor, each piece of sales literature or other promotional material in which the Fund, the Adviser or the Distributor is named, at least ten (10) business days prior to its use. No such material will be used if the Fund or the Distributor reasonably objects to such use within five
         (5) business days after receipt of such material or to its continued use.
5.2.     The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for shares of the Designated Portfolios, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Designated
         Portfolios, or in published reports for the Designated Portfolios which are in the public domain or approved by the Fund, the Adviser or the Distributor for distribution, or in sales literature or other material provided by the Fund, the
         Adviser or the Distributor, except with permission of the Fund, the Adviser or the Distributor. The Fund, the Adviser or
         the Distributor agree to respond to any request for approval on a prompt and timely basis.
5.3.     The Fund, the Adviser or the Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) business days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) business days after receipt of such material or to its continued use.
5.4.     The Fund, the Adviser or the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Separate
         Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.
5.5.     The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or shares of the Designated
         Portfolios, within a reasonable time after filing of each such document with the Commission or the NASD.
5.6.     The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Separate
         Account, contemporaneously with the filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund or the
         Designated Portfolios will be provided). In addition, the Company will provide to the Fund at least one complete copy of
         (i) a registration statement that relates to the Contracts or each Separate Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Separate Account that refer to or relate to the Fund.
5.7.     For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written
                 ----                                                                                          ----
         communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD Conduct Rules, the
         1933 Act or the 1940 Act.
5.8.     The Fund, the Adviser and the Distributor hereby consent to the Company's use of the names of The Prudential Series Fund,
         Inc., Prudential Investments Fund Management LLC and Prudential Investment Management Services LLC as well as the names of the Designated Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 or 5.2 of this Agreement. The Fund, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund, the Adviser and the Distributor, subject to the Fund's, the Adviser's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the Fund, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. The
         Company agrees and acknowledges that either of the Fund, the Adviser or the Distributor are the owner of the name, trademark, trade name, service mark and logo and that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund, Adviser and/or the Distributor.
5.9.     The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) and is properly marked as "Not For Use With The Public" or "For Broker-Dealer Use Only" and that such information is only so used.

                                               ARTICLES VI - FEES, COSTS AND EXPENSES
6.1.     Each party shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform and arranging for appropriate compensation for (i) for distribution and shareholder-related services under a plan adopted in accordance with Rule 12b-1 under the 1940 Act and (ii) other services that are not primarily intended to result in the sale of shares of the Designated Portfolios, which are provided to Contract owners relating to the Designated Portfolios.
6.2.     All expenses incident to performance by the Fund of this Agreement will be paid by the Fund or the Distributor to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the SEC of Forms N-1A and Rule 24f-2 Notices on behalf of the Fund and payment of all applicable registration or filing fees (if applicable) with respect to shares of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports;
         typesetting the Fund's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of shares of the Designated Portfolios; any expenses permitted to be paid or assumed by the Fund with respect to the Designated Portfolios pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs regarding the Designated Portfolios in electronic or typeset format for distribution to existing Contract owners.
6.3.     The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contracts'
         prospectus and SAI; the cost of printing the Fund's prospectus for use in connection with offering the Contracts; and the cost of printing and distributing annual individual account statements for Contract owners are required by state law.

                                            ARTICLE VII - MIXED & SHARED FUNDING RELIEF
7.1.     The Fund represents and warrants that it has received an order from the Commission granting Participating Insurance
         Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Designated Portfolios to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance
         Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared
         Funding Order"). The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared
         Funding Order that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission will: (i) apply only upon the sale of shares of the Designated Portfolio to a variable life insurance separate account (and then only to the extent required under the 1940 Act); (ii) be incorporated herein by reference; and
         (iii) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of the agreement to the contrary.
7.2.     The Directors will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the
         Contract owners of all separate accounts investing in the Designated Portfolios. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority;
         (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by
         Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Directors will promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof. In reliance upon the Mixed and
         Shared Funding Order, a majority of the Directors will consist of persons who are not "interested" persons of the Fund.
7.3.     The Company will promptly report any potential or existing conflicts of which it is aware to the Directors. The Company agrees to assist the Directors in carrying out their responsibilities under the Mixed and Shared Funding Order by promptly providing the Directors with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to promptly inform the Directors whenever
         Contract owner voting instructions are to be disregarded. The Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.
7.4.     If it is determined by a majority of the Directors, or a majority of the disinterested Directors of the Board, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Portfolio of the Fund, or submitting the question whether such segregation should be submitted to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance
                                                          ----
         Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
7.5.     If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected sub-account of the Separate Account's investment in the
         Designated Portfolio and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.6.     If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the
         Company conflicts with the decisions of the majority of other state insurance regulators, then the Company will withdraw the affected sub-account of the Separate Account's investment in the Designated Portfolio and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested  Directors.
         No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Fund will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Designated
         Portfolios.
7.7.     For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested Directors will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict.
7.8.     The Company will at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon it as delineated in the Mixed and
         Shared Funding Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the
         Directors.
7.9.     If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the
         Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared
         Funding Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.3, 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                                   ARTICLE VIII - INDEMNIFICATION
8.1      Indemnification by the Company
         (a)      The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each of the Fund's or the Adviser's or the Distributor's directors, officers, employees or agents and each person, if any, who controls or is associated with the Fund, the Adviser or the Distributor within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the
                  Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements:
                  (1)      arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the
                           Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the
                           Company by or on behalf of the Fund, the Adviser, of the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the
                           Designated Portfolios; or
                  (2)      arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or shares of the Designated
                           Portfolios; or
                  (3)      arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund
                           (or any amendment or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or
                  (4)      arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
                  (5)      arise out of any material breach of any representation and/or warranty made by the Company in this
                           Agreement or arise out of or result from any other material breach by the Company of this Agreement;
                  except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.
         (b)      No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.
         (c)      The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the shares of the Designated Portfolios or the Contracts or the operation of the Fund.
8.2      Indemnification by the Adviser & Distributor
         (a)      The Adviser and Distributor agree to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities (collectively, the "Indemnified Parties" for purposes of this Section
                  8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof)
                  or settlements:
                  (1)      arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material generated or approved by the Adviser or the Distributor on behalf of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or
                           SAI for the Fund or in sales literature generated or approved by the Adviser or the Distributor on behalf of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Portfolios; or
                  (2)      arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser or the
                           Distributor or persons under the control of the Adviser or the Distributor respectively) or wrongful conduct of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor respectively, with respect to the sale or distribution of the Contracts or shares of the Designated
                           Portfolios; or
                  (3)      arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the
                           Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor; or
                  (4)      arise as a result of any failure by the Adviser or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or
                  (5)      arise out of or result from any material breach of any representation and/or warranty made by the
                           Adviser or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Distributor (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article
                           III, Section 3.2 of this Agreement and the diversification requirements specified in Article III,
                           Section 3.3 of this Agreement, as described more fully in Section 8.5 below);
                  except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.
(b)      No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.
         (c)      The Indemnified Parties will promptly notify the Adviser and the Distributor of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.
8.3      Indemnification by the Fund
         (a)      The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 8.3)
                  against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements, are related to the operations of the Fund and:
                  (1)      arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or
                  (2)      arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund
                           (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or
                  (3)      arise out of or result from the materially incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution;
                  except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

         (b)      No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.
(c)      In no event shall the Fund be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from the failure by the Company to maintain its segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom) or, subject to compliance by the Designated Portfolios with the diversification requirements specified in Article III, the failure by the Company to maintain its Contracts
                  (with respect to which any Designated Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.
         (d)      The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the
                  Contracts or the operation of the Separate Account.
8.4      Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this
         Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section
         8.4) if such Indemnified Party has failed to notify the Indemnifying Party in accordance with its obligations under
         Sections 8.1(c), 8.2(c) or 8.3(d), as applicable, but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified
         Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The
         Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the
         Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.
8.5      Indemnification for Failure to Comply with Diversification Requirements
         The Fund and the Adviser acknowledge that if a Designated Portfolio(s) fails (whether intentionally or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement, the
         Contracts consequently may not be treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of any Designated Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Designated Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act);
         reasonable fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) reasonably incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser and/or the Distributor under this Agreement.

                                                    ARTICLE IX - APPLICABLE LAW
9.1      This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.
9.2      This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the
         Commission may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith.

                                                      ARTICLE X - TERMINATION
10.1     This Agreement will terminate automatically in the event of its assignment, unless made with the written consent of each party, or:
         (a)      at the option of any party, with or without cause, with respect to one, some or all of the Designated Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or
         (b)      at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or
         (c)      at the option of the Company, upon written notice to the other parties, with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or
         (d)      at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the Commission, the insurance commission of any state or any other regulatory body regarding the Company's duties under this
                  Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the
                  Separate Account, or the purchase of the Fund shares, provided that the Fund determines in its reasonable judgment that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or
         (e)      at the option of the Company upon institution of formal proceedings against the Fund, the Adviser or the
                  Distributor by the NASD, the Commission or any state securities or insurance commission or any other regulatory body, provided that the Company determines in its reasonable judgment that any such proceeding would have a material adverse effect on the Fund's, the Adviser's or the Distributor's ability to perform its obligations under this Agreement; or
         (f)      at the option of the Company, if any Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that any Designated Portfolio may fail to so qualify; or
         (g)      subject to the Company's compliance with Article II, at the option of the Company, with respect to any Designated
                  Portfolio, if any Designated Portfolio fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably believes any Designated Portfolio may fail to meet such requirements; or
         (h)      at the option of any party to this Agreement, upon another party's material breach of any provision of this
                  Agreement; or
         (i)      at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund, the Adviser or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company or the Contracts
                  (including the sale thereof); or
         (j)      at the option of the Fund, the Adviser or the Distributor, if the Fund, the Adviser or the Distributor
                  respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, the Adviser or the Distributor; or
         (k)      at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Separate Account (or any sub-account) to substitute the shares of another investment company for the corresponding Designated Portfolio's shares in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying portfolio.
                  The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the shares of a Designated Portfolio or of the filing of any required regulatory approval(s); or
         (1)      at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Directors, that a material irreconcilable conflict exists among the interests of: (1) all
                  Contract owners of variable insurance products of all separate accounts; or (2) the interests of the
                  Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or
         (m)      subject to the Fund's compliance with Article III, at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law, or will not be treated as annuity contracts, life insurance policies and/or variable contracts (as applicable) under applicable provisions of the
                  Code, or in the event any representation or warranty of the Company in Section 2.1 is no longer true. Termination will be effective immediately upon such occurrence without notice.
10.2     Notice Requirement
(a)      In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.
(b)      In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(b)-(h), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party (ies). The Agreement shall be terminated effective upon receipt of such notice by the non-terminating party (ies).
(c)      In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(i) or
                  (j); prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party (ies). Such prior written notice shall be given by the party terminating this Agreement to the non-terminating party (ies) at least sixty (60) days before the effective date of termination.
10.3     Effect of Termination
         Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the
         Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing
         Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts.
         The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such
         Article VII terminations will be governed by Article VII of this Agreement.
10.4     Surviving Provisions
         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                                                        ARTICLE XI - NOTICES
Any notice will be deemed duly given when sent by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.
All notices will be deemed given three (3) business days after the date received or rejected by the addressee:

                  If to the Company:
                  -----------------
                  American Skandia Life Assurance Corporation
                  1 Corporate Drive
                  P.O. Box 883
                  Shelton, Connecticut 08484-0883
                  Attn: President

                  If to the Fund:
                  --------------
                  The Prudential Series Fund, Inc.
                  Gateway Center Three, 4th floor
                  100 Mulberry Street
                  Newark, New Jersey 07102
                  Attn: Secretary

                  If to the Adviser:
                  -----------------
                  Prudential Investments Fund Management LLC
                  Gateway Center Three, 4th floor
                  100 Mulberry Street
                  Newark, New Jersey 07102
                  Attn: Secretary

                  If to the Distributor:
                  ---------------------
                  Prudential Investment Management Services LLC
                  Gateway Center Three, 14th floor
                  100 Mulberry Street
                  Newark, New Jersey 07102
                  Attn: Secretary

                                                    ARTICLE XII - MISCELLANEOUS
12.1     All persons dealing with the Fund must look solely to the property of the Fund or the relevant Designated Portfolio for the enforcement of any claims against the Fund or the Designated Portfolio as neither the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund or any Designated
         Portfolios.
12.2     The Fund, the Adviser and the Distributor acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the
         Protected Parties. The Fund, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund, the Adviser and the Distributor from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund, the Adviser and the Distributor, the Fund, the Adviser and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company' s prior written consent; or (b) as required by law or judicial process. The Fund and the Adviser acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.
12.3     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
12.5     If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.
12.6     This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.
12.7     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.
12.8     The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
12.9     Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this
         Agreement or the transactions contemplated hereby.
12.10    Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or fund action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.
12.11    This Agreement may be amended by written instrument signed by all parties to the Agreement. Notwithstanding the above, the parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                                     AMERICAN SKANDIA I.IFE ASSURANCE
                                                     CORPORATION

                                                     By: ______________________________

                                                     THE PRUDENTIAL SERIES FUND, INC.

                                                     By: ______________________________

                                                     PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC

                                                     By: ______________________________

                                                     PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

                                                     By: ______________________________

April 16, 2001
                                                      PARTICIPATION AGREEMENT
                                                             SCHEDULE A

The following Separate Accounts and Associated Contracts of American Skandia Life Assurance Corporation are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

CONTRACT(S):
American Skandia Advisor Plan (ASAP)
American Skandia Advisor Plan IISM (ASAP II)
American Skandia Advisor Plan IISM Premier (ASAP II Premier)
American Skandia XTra CreditSM (XTra Credit)
American Skandia XTra CreditSM Premier (XTra Credit Premier)
American Skandia LifeVest(R)(ASL)
American Skandia LifeVest(R)Premier (ASL Premier)
American Skandia ProtectorSM (AS Pro)
American Skandia Apex (AS Apex)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 2 Sub-accounts)

CONTRACT(S):
American Skandia Advisors Choice(R)2000 (Choice)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 3 Sub-accounts)

CONTRACT(S):
American Skandia Impact (AS Impact)

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 7 Sub-accounts)

CONTRACT(S):
American Skandia Variable Immediate Annuity
American Skandia Advisors Income Annuity

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account B (Class 8 Sub-accounts)

CONTRACT(S):
American Skandia Advisors Income Annuity

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Variable Account Q

CONTRACT(S):
American Skandia AS(k)(R)Group Variable Annuity (AS(k))

NAME OF SEPARATE ACCOUNT:
American Skandia Life Assurance Corporation Separate Account F

CONTRACT(S):
American Skandia Trophy (AS Trophy)
American Skandia Life Champion (AS Life Champion)
American Skandia Life Focus (AS Life Focus)
American Skandia Life Horizon (AS Life Horizon)

                                                      PARTICIPATION AGREEMENT
                                                             SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

                                    SP Jennison International Growth Portfolio - Class II Shares

                                                      PARTICIPATION AGREEMENT
                                                             SCHEDULE C
                                                      PROXY VOTING PROCEDURES

The  following is a list of  procedures  and  corresponding  responsibilities  for the  handling of proxies and voting  instructions relating to the Fund.  The defined  terms herein shall have the meanings  assigned in the  Participation  Agreement  except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1.       The proxy  proposals  are given to the  Company  by the Fund as early as  possible  before the date set by the Fund for the shareholder  meeting to enable the Company to consider and prepare for the solicitation of voting  instructions  from owners of the Contracts and to facilitate the  establishment of tabulation  procedures.  At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.       Promptly  after the Record Date, the Company will perform a "tape run", or other  activity,  which will generate the names, addresses and number of units which are attributed to each contract  owner/policyholder (the "Customer") as of the Record Date.
     Allowance should be made for account  adjustments made after this date that could affect the status of the Customers'  accounts as of the Record Date.

     Note: The number of proxy  statements is determined by the activities  described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

3.       The Fund's  Annual  Report must be sent to each  Customer  by the Company  either  before or together  with the  Customers'
     receipt of voting,  instruction  solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4.       The text and format for the Voting  Instruction  Cards  ("Cards" or "Card") is  provided  to the  Company by the Fund.  The
     Company,  at its expense,  shall produce and personalize the Voting  Instruction  Cards. The Fund or its affiliate must approve the Card before it is printed.  Allow  approximately  2-4 business  days for  printing  information  on the Cards.  Information commonly found on the Cards includes:

|X|      name (legal name as found on account registration)
|X|      address
|X|      Fund or account number
|X|      coding to state number of units
|X|      individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5.       During this time, the Fund will develop,  produce and pay for the Notice of Proxy and the Proxy  Statement (one  document).
     Printed and folded notices and statements will be sent to Company for insertion into envelopes  (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

|X|      Voting Instruction Card(s)
|X|      one proxy notice and statement (one document)
|X|      return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
|X|      "urge buckslip" - optional,  but recommended.  (This is a small,  single sheet of paper that requests  Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
|X|      cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund

6.       The above  contents  should be received by the Company  approximately  3-5 business  days before mail date.  Individual  in charge at Company reviews and approves the contents of the mailing  package to ensure  correctness  and  completeness.  Copy of this approval sent to the Fund.

7.       Package mailed by the Company.
     *   The Fund  must  allow  at  least a  15-day  solicitation  time to the  Company  as the  shareowner.  (A  5-week  period  is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8.       Collection  and  tabulation  of Cards  begins.  Tabulation  usually  takes place in another  department  or another  vendor depending on process  used. An often used  procedure is to sort Cards on arrival by proposal  into vote  categories of all yes, no, or mixed replies, and to begin data entry.

     Note:  Postmarks are not generally  needed. A need for postmark  information  would be due to an insurance  company's  internal procedure and has not been required by the Fund in the past.

9.       Signatures on Card checked against legal name on account registration which was printed on the Card.
     Note:  For Example,  if the account  registration  is under "John A. Smith,  Trustee,"  then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.      If Cards are  mutilated,  or for any reason are illegible or are not signed  properly,  they are sent back to Customer with an explanatory  letter and a new Card and return envelope.  The mutilated or illegible Card is disregarded and considered to be
     NOT  RECEIVED for  purposes of vote  tabulation.  Any Cards that have been  "kicked  out" (e.g.  mutilated,  illegible)  of the procedure  are "hand  verified,"  i.e.,  examined as to why they did not complete the system.  Any questions on those Cards are usually remedied individually.

11.      There are various control  procedures used to ensure proper  tabulation of votes and accuracy of that tabulation.  The most prevalent is to sort the Cards as they first arrive into  categories  depending upon their vote; an estimate of how the vote is progressing  may then be calculated.  If the initial  estimates and the actual vote do not coincide,  then an internal audit of that vote should occur. This may entail a recount.

12.      The actual  tabulation of votes is done in units which is then  converted to shares.  (It is very  important  that the Fund receives  the  tabulations  stated in terms of a  percentage  and the  number of  SHARES.)  The Fund must  review  and  approve tabulation format.

13.      Final  tabulation  in shares is  verbally  given by the  Company to the Fund on the  morning of the  meeting not later than
     10:00 a.m.  Eastern time. The Fund may request an earlier  deadline if reasonable and if required to calculate the vote in time for the meeting.

14.      A Certification  of Mailing and  Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15.      The  Company  will be required to box and archive  the Cards  received  from the  Customers.  In the event that any vote is challenged or if otherwise  necessary for legal,  regulatory,  or accounting  purposes,  the Fund will be permitted  reasonable access to such Cards.

16.      All approvals and "signing-off' may be done orally, but must always be followed up in writing.